CERTIIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORTATION
                                       OF
                          SOUTHERN ENERGY HOLDCO, INC.


          It is hereby certified that,

          1. The nameof the corporation(hereinafter called the "Corporation")is SOUTHERN ENERGY HOLDCO, INC.

          2. The Certificate of Incorporation of the Corporation is hereby ammded in that the name of the Corporation is changed from SOUTHERN ENERGY HOLDCO, INC, to SOUTHERN COMPANY HOLDINGS,INC., To effect this change, the heading and the First Article of the Certificate of Incorporation of the Corporation are hereby amended, imsfar as they refer to the name of the Corporation to read SOUTHERN COMPANY HOLDINGS, INC. in lieu of SOUTHERN ENERGY HOLDCO,INC.

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


          Signed and attested as of March 6, 2001.

                                             SOUTHERN ENERGY HOLDCO, INC.


                                             By:
                                             Name:
                                             Title:


Attest:


By:
Name:
Title:

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/06/2001
                                                             010109999 - 3359324